EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-73112), and Form S-8 (Nos. 333-49297, 333-51795, 333-43572, 333-41964, 333-69301, 333-63627, 333-61369, 333-88399, 333-80829, 333-54024, 333-71404, 333-66586, 333-41337, 333-11155, 333-99611, 333-91422, 333-33297) of Networks Associates, Inc. of our reports dated relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A Amendment No. 2.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas Texas
October 31, 2003